Exhibit 24

LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

TO WHOM IT MAY CONCERN:

Pursuant to the authorization set forth in the instructions for the filing of Form ID, Form 3, Form 4, and Form 5, respectively (hereinafter referred to as the "Reports"), under the requirements of the Securities Exchange Act of 1934, as amended, the undersigned hereby designates and authorizes each of MONICA CURTIS, TIMOTHY J. RING, and TAYLOR JANSEN to execute and file, or cause to be filed, such Reports, and any amendments thereto, on behalf of the undersigned, with the Securities and Exchange Commission and any other proper bodies at any time when the filing of said Reports is in order, containing such information as MONICA CURTIS, TIMOTHY J. RING, and TAYLOR JANSEN may deem advisable.

The authority of MONICA CURTIS, TIMOTHY J. RING, and TAYLOR JANSEN under this authorization shall continue until the undersigned is no longer required to file Reports with regard to the undersigned's ownership of or transactions in securities of MetLife, Inc., unless earlier revoked by the undersigned in writing.

The undersigned acknowledges that MONICA CURTIS, TIMOTHY J. RING, and TAYLOR JANSEN are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

Signature: /s/ Shurawl Sibblies

Name: SHURAWL SIBBLIES

Date:     July 5, 2024